Exhibit 99.3

Call Centers Talking Points

Initial response:

•                  Thanks for your call/inquiry.

•                  Recently we announced that SureWest has been acquired by Consolidated, a telecommunications company providing residential and business services such as high-speed Internet, television and telephone. They are based in Mattoon, Illinois.

•                  Importantly, your existing services will not be affected as a result of this transaction and all current contracts are expected to remain in place.

•                  During this time, you will continue to receive the great customer service, products and solutions you have come to expect from SureWest.

•                  Consolidated is known for its great customer service and its commitment to the communities it serves. It has the highest customer satisfaction ratings in their markets.

•                  Consolidated has a strong history and was founded in 1894 to provide telephone service in a rural area before expanding to additional markets in recent years. Consolidated has an established set of core values in place and a commitment to delivering innovative products to its customers.

If pressed:

•                  We issued a press release this morning; you can find that on our website at www.SureWest.com under “Corporate Information.”

•                  Until the deal is closed, SureWest will continue to operate as an independent company.

•                  This transaction offers substantial benefits for SureWest customers in the Kansas City and Sacramento regions.

•                  The combined company will continue to offer customers the same best-in-class service with competitive rates, terms and conditions.

•                  Our commitment to delivering an amazing customer experience and superior products and services will remain constant throughout this transition and beyond.

•                  At SureWest, we are proud to have you as a customer and we take pleasure in providing you with reliable services coupled with the most advanced technology in the nation.

•                  Is there anything else I can help you with today?

If asked for updates or details:

•                  We will continue to do our best to keep you informed as appropriate throughout this process.

•                  We issued a press release this morning; you can find that on our website at www.SureWest.com.

•                  If further escalation is required, customers should be referred to a supervisor.

Important Notice and Additional Information for SureWest Shareholders

In connection with the proposed transaction, Consolidated Communications Holdings, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  SUREWEST SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT  BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to SureWest shareholders.  The registration statement and proxy statement/prospectus and other documents filed by SureWest with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by SureWest with the SEC can also be obtained, free of charge, by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free on our web site at www.surw.com/ir/, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

SureWest and Consolidated Communications Holdings, Inc. (“Consolidated”) , and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.